EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the registration statement Nos. 333-20687, 333-64612, 333-64614, 333-105045, 333-121409, 333-134360, 333-174521, 333-189913 and 333-204391 on Form S-8 of Unity Bancorp, Inc., of our report dated March 4, 2016, relating to our audit of the 2015 Consolidated Financial Statements of Unity Bancorp, Inc., which appears in the Annual Report on Form 10-K of Unity Bancorp, Inc. for the year ended December 31, 2015.

/s/ RSM US LLP

RSM US LLP

Blue Bell, Pennsylvania

March 4, 2016

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